UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): March 17, 2015

BREKFORD CORP. (Exact name of registrant as specified in charter)

Delaware	000-52719	20-4086662
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

7020 Dorsey Road
Hanover, Maryland  21076
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (443) 557-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

Item 3.02	Unregistered Sales of Equity Securities

On March 17, 2015 (the “Effective Date”), Brekford Corporation (the “Company”) entered into a note and warrant purchase agreement (the “Agreement”) with an accredited investor (the “Investor”) pursuant to which the Investor purchased an aggregate principal amount of $715,000 of a 6% convertible promissory note for an aggregate purchase price of $650,000 (the “Note”).  The Note bears interest at a rate of 6% per annum and the principal amount is due on March 17, 2017. Any interest that accrues under the Note is payable upon either maturity or upon any principal being converted on any voluntary conversion date (as to that principal amount then being converted).    The Note will be convertible at the option of the Investor at any time into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a conversion price equal to the lesser of (i) $0.25 per share and (ii) 70% of the average of the lowest three volume weighted average prices for the twelve (12) trading days prior to such conversion (the “Conversion Price”).  In no event shall the Conversion Price go below a price per share that is less than $0.10 provided, however, that if on or after the date of the Agreement the Company sells any Common Stock or Common Stock Equivalents (as defined in the Agreement) at an effective price per share that is less than $0.10 per share, then the Conversion Price shall be equal to the par value of the Company’s Common Stock then in effect.

In connection with the Agreement, the Investor received a warrant to purchase seven hundred and eighty thousand (780,000) shares of Common Stock (the “Warrant”).  The Warrant is exercisable for a period of five years from the date of issuance at exercise price of $0.50, subject to adjustment (the “Exercise Price”).  The Investor may exercise the Warrant on a cashless basis at any time after the date of issuance.  In the event the Investor exercises the Warrant on a cashless basis we will not receive any proceeds.

The Exercise Price is subject to full ratchet anti-dilution adjustment for subsequent lower price issuances by the Company, as well as customary adjustments provisions for stock splits, stock dividends, recapitalizations and the like.

Each of the Company and Investor may, but are not obligated to, mutually agree in writing to conduct an additional closing for the sale of an additional convertible promissory note for an additional aggregate principal amount of $440,000 for an aggregate purchase price of $400,000 on or before May 1, 2015 (the “Second Closing”).  If a Second Closing shall occur, the Investor shall be entitled to receive an additional warrant to purchase four hundred and eighty thousand (480,000) shares of Common Stock on the same terms and conditions as the Warrant set forth above.

At any time while the Note is outstanding, the Company may, upon written notice, redeem the Note in cash at 110% of the then outstanding principal amount of the Note, plus accrued plus unpaid interest and other amounts due in respect of the Note.  Upon a Change of Control (as defined in the Note), the outstanding principal amount of the Note, plus all accrued and unpaid interest thereon, shall be due and payable immediately prior to the closing of such Change of Control, together with a premium equal to 10% of the outstanding principal amount.

At any time on or after the one year anniversary of the Effective Date, the Investor shall have the right, but not the obligation, to cause the Company to prepay all or a portion of the Note, together will all accrued but unpaid interest thereon, upon five (5) business day written notice.

The Investor has contractually agreed to restrict its ability to exercise the Warrant and convert the Note such that the number of shares of Common Stock held by the Investor and its affiliates after such conversion and/or exercise does not exceed 9.99% of the Company’s then issued and outstanding shares of Common Stock.

The Note contains certain customary negative covenants, including but not limited to, limitations on its ability to incur additional indebtedness (subject to certain exceptions) as well as certain events of default, including, but not limited to, the Company’s failure to pay principal and interest, material defaults under the other transaction documents, material defaults in other payment obligations, failure of the Company to meet the current public information requirements under Rule 144 promulgated under the Securities Act (as defined below) and the Company’s failure to deliver certificates representing the shares of Common Stock after a conversion date.

In connection with the private placement, the Company entered into an agreement of subordination, dated March 17, 2015 (the “Subordination Agreement”) with the Investor and Rosenthal & Rosenthal, Inc., the Company’s senior lender (the “Lender”). Under the Subordination Agreement, the Investor has agreed to subordinate its rights to payment on obligations owed under the Note to any amounts owed to Lender except (i) payments to Investor as long as both before and after giving effect to such payments (x) no default shall have occurred and be continuing, and (y) the outstanding obligations of the Company to Lender shall be at least $200,000 below the lesser of the Maximum Credit Facility and the Loan Availability (as such terms are defined in the financing agreement between the Company  and Lender, dated May 27, 2014, as amended at any time), and (ii) any payments in the form of stock of the Company.

As of the date hereof, the Company is obligated on $715,000 face amount of the Note issued to the Investor.  The Note is a debt obligation arising other than in the ordinary course of business which constitutes a direct financial obligation of the Company.

A FINRA-registered broker-dealer acted as a consultant in connection with the private placement.  The Company paid the consultant a cash fee in the amount of $32,500 and will issue the consultant warrants to purchase sixty thousand (60,000) shares of Common Stock on the same terms and conditions as the Warrant issued to the Investor.  The consultant may exercise the warrant on a cashless basis at any time after the date of issuance.  In the event the consultant exercises the warrant on a cashless basis we will not receive any proceeds.

The securities sold in the private placement were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. The Investor is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act.   This current report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

The foregoing information is a summary of the agreements involved in the transaction described above, is not complete, and is qualified in its entirety by reference to the full text of such agreements, copies of which will be filed as exhibits to the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2014.  Readers should review such agreements for a complete understanding of the terms and conditions associated with this transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BREKFORD CORPORATION

Date: March 20, 2015	By:	/s/ Rodney Hillman
	Name:	Rodney Hillman
	Title:	President and Chief Operating Officer